PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-289222

CAPSTONE HOLDING CORP.

4,081,672 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling stockholder identified in this prospectus of up to an aggregate of 4,081,672 shares of common stock, par value $0.0005 per share (the “Common Stock”), of Capstone Holding Corp., a Delaware corporation (the “Company,” “we,” “us,” “our”), consisting of 4,081,672 shares issuable upon conversion of the convertible note, in the principal amount of $3,272,966 issued pursuant to the securities purchase agreement, dated July 29, 2025 (the “Purchase Agreement”). The number of shares issuable upon conversion of the convertible note is based on a fixed conversion price of $1.72 per share.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution”.

We are not selling any shares of Common Stock offered by this prospectus and will not receive any of the proceeds from the sale by the selling stockholder of the shares of Common Stock offered hereby.

The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the selling stockholder and certain related persons against certain liabilities. No underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this prospectus.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our Common Stock by the selling stockholder and any discounts, commissions, or concessions received by the selling stockholder are deemed to be underwriting discounts and commissions under the Securities Act.

Shares of our Common Stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CAPS”. On August 11, 2025, the closing sale price of our Common Stock was $1.24 per share.

We are a “controlled company” following this offering as defined under the Nasdaq Stock Market Rules. We are a “controlled company” because entities individually or jointly controlled by Matthew Lipman, our chief executive officer and a member of our board of directors, and Michael Toporek, the chairman of our board of directors (Brookstone Partners Acquisition XIV, LLC (“BPA XIV, LLC”), BP Peptides LLC, and Nectarine Management LLC) have the ability to control all matters requiring shareholder approval because these entities own over 50% of our Common Stock and control over 50% of our voting stock (inclusive of the votes of the over 50% of the Series B Preferred Stock shares outstanding). Although we are considered a “controlled company”, we do not intend to rely on the exemptions to corporate governance requirements as a “controlled company.”

We are an “emerging growth company” and a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and have elected to take advantage of certain scaled disclosure available to smaller reporting companies. This prospectus is intended to comply with the requirements that apply to an issuer that is a smaller reporting company. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

You should rely only on the information contained in this prospectus, contained in the other documents that are incorporated by reference into this prospectus, or contained any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2025

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the selling stockholder has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities under any circumstances in which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus and the documents incorporated by reference in this prospectus before investing in our Common Stock, especially the risks and other information we discuss under the heading “Risk Factors” and our consolidated financial statements and related notes incorporated by reference herein. Our fiscal year end is December 31, and our fiscal years ended December 31, 2024 and 2023 are sometimes referred to herein as fiscal years 2024 and 2023, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “Capstone,” “we,” “us,” “our”, the “Company” or “our Company” refer to Capstone Holding Corp., a Delaware corporation, and its subsidiaries.

Capstone Holding Corp. is a building products distribution network. The existing company is comprised of Instone, a leading distributor of thin veneer stone and related masonry products in the United States, serving both residential and commercial construction markets. Founded over 30 years ago, we have grown to become the largest wholesale distributor in the thin veneer masonry products industry. Our comprehensive product offering includes a wide range of manufactured and natural stone products, supported by a strategically located distribution network designed to provide reliable and efficient service to our diverse customer base.

We are committed to being the preferred partner for our customers by providing high-quality products, expert support, and exceptional service. Our success is driven by our deep industry expertise, long-standing customer relationships, and a relentless focus on operational excellence.

Corporate History

The Company was formed in 1987 as OrthoLogic Corp. In 2005, the Company filed its restated certificate of incorporation (the “Restated Certificate of Incorporation”). In 2010, the Company changed its name to Capstone Therapeutics Corp. On August 22, 2019, the Company filed a certificate of amendment to its Restated Certificate of Incorporation effecting a 1 for 1,000 reverse stock split of the Common Stock of the Company, whereby each 1,000 shares of Common Stock of the Company became 1 share of Common Stock. In 2021, the Company filed a certificate of amendment to its Restated Certificate of Incorporation decreasing the total number of shares of Common Stock authorized to be issued by the Company from 150,000,000 shares to 205,000 shares, consisting of 200,000 shares of Common Stock, par value $0.0005 per share and 5,000 shares of preferred stock, par value $0.0005 per share. On February 18, 2022, the Company filed a certificate of amendment to its Restated Certificate of Incorporation, changing the Company’s name from Capstone Therapeutics Corp. to Capstone Holding Corp. On February 20, 2025, following the Company’s controlling shareholder’s approval, the Company filed an amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the authorized shares of Common Stock to 50,000,000 shares and increase the authorized shares of preferred stock to 25,000,000 shares. On February 20, 2025, the Company filed a Certificate of Designation (the “Series B Certificate of Designation”) with the Delaware Secretary of State which designated 2 million shares of the Company’s authorized preferred stock as Series B Preferred Stock (“Series B Preferred Stock”), no par value.

Our Business Strategy and Operating Model

Capstone Long-Term Growth Strategy. Our long-term growth strategy is built on the foundational strengths of our current operating subsidiary and the strategic opportunities available in the building products distribution and manufacturing industry. Our strategy has the following characteristics:

Deep Team. Capstone is controlled by Brookstone Partners, a private equity group with 25 years of deep expertise in building products investment. Brookstone Partners is controlled by Matthew Lipman, our chief executive officer and a member of our board of directors, and Michael Toporek, the chairman of our board. The Capstone leadership team includes seasoned operating executives and building products acquisition and investment professionals. Capstone’s leadership team includes its Lead Independent Director, Charles “Chuck” Dana. Mr. Dana spent 19 years at Owens Corning, a leading building materials company. At Owens Corning, Mr. Dana held various positions including Controller, President Global Composites and then Group President Building Materials. In addition, from the Company’s acquisition of Instone in April 2020 through December 31, 2024, Instone’s revenues have increased from approximately $32.2 million to approximately $44.9 million. In February 2008, a Brookstone Partners affiliate invested $8.8 million in Woodcrafter’s Home Products Holdings LLC. Brookstone’s team worked with Woodcrafter’s management to grow earnings and Brookstone completed the sale of all of its interests in Woodcrafter’s for $32 million in December 2013. The ability to identify, acquire and integrate acquisition candidates is a critical skill set to augment the operating expertise that drives organic growth. The current operating company has successfully executed multiple acquisitions and integrations, laying a solid foundation for continued expansion.

Strategic Timing. We believe we are strategically positioned to capitalize on market conditions within the building products sector. Historically, acquiring companies at interest rate peaks has yielded strong returns, and we are poised to leverage these strategic investment opportunities as the market evolves.

Industry Dynamics. According to the Bain & Company Global M&A Report published in 2024 (the “Bain Report”), this is “just the type of environment that has proved to offer opportunities to companies that are willing to make bold moves.” The Bain Report goes on to say, “building products companies that make frequent and material acquisitions substantially outpace inactive companies in total shareholder returns, 9.6% vs 2.7%” and “the most successful companies will pursue scope M&A to build product, geography, and capability adjacencies.”

The M&A environment for the building products sector is expected to improve because, according to the Bain Report, “there are ample one-off opportunities to acquire struggling assets”, and “financial investors have taken a step back, especially in North America, removing a potentially formidable layer of competition.”

Scale. For scale M&A, opportunities in core businesses allow for more operational synergies. The Bain Report states that “allowing management to focus on a more related group of products with some level of shared channels, end markets, or manufacturing processes helps focus efforts and tells a clearer equity story.”

Scope. Given macroeconomic uncertainty, companies who leverage their parenting advantage, the ability to effectively manage and integrate acquisitions, will be the most successful with regards to scope M&A. The Bain Report states that “the path to leadership generally means overlooking smaller assets in favor of bigger players for a first move in a new space.”

The “Annual total shareholder returns for building products companies” chart and quotes from the Bain Report are used with permission from Bain & Company. The Bain Report was not commissioned by the Company. The Company does not currently and has not in the past had a direct or indirect business relationship with Bain & Company. The Bain Report is publicly available via the Insight - Featured Topics portion of Bain & Company’s website.

Strategic Positioning. We believe we are strategically well-positioned to take advantage of the current market opportunities because of:

Team strength. The industry experience of the Board and Instone management provides the Company with the expertise to evaluate, acquire, and integrate acquisitions.

Experience integrating acquisitions. Since 2006, the Company has successfully integrated four acquisitions. The team believes the Company has the resources and expertise to continue to integrate acquisitions successfully.

Geographic distribution footprint of Instone. The current service area of the Company, which includes 31 states (with such states having over 60% of American households), provides a good basis on which to make both “scale” and “scope” acquisitions.

Growth Premium. As Capstone continues to scale, growing its EBITDA, we anticipate benefiting from valuation premiums associated with increased size. This growth, coupled with consistent earnings performance, is expected to drive substantial shareholder value and enhance our market positioning.

Our current operating company, Instone, intends to drive sustainable growth, expands its geographic presence in the building products industry, and delivers superior value to its customers, shareholders, and other stakeholders. We expect to work with Instone to achieve this through the following strategic pillars:

Expand Market Presence. We are committed to expanding our geographic footprint, increasing penetration in existing markets, and entering new, underserved regions. Our sales and marketing team continues to seek new opportunities to onboard customers in markets we are not currently servicing. In 2024, we onboarded customers in 6 new states, which are included in our distribution network of 31 states. We will achieve this through both organic growth and strategic acquisitions that complement our existing business and provide opportunities to broaden our product offerings and customer base.

Enhance Product Portfolio. We continuously strive to expand and diversify our product offerings to meet the evolving needs of our customers. This includes introducing new textures, colors, and materials within our stone product lines, as well as expanding into adjacent building products and stone substitutes. By broadening our portfolio, we aim to increase our share of wallet with existing customers and attract new customers.

Operational Excellence. We are focused on optimizing our operations to improve efficiency, reduce costs, and enhance customer satisfaction. This involves investing in advanced technologies, streamlining our supply chain, and implementing best practices across all aspects of our business. Operational excellence is key to maintaining our competitive edge and ensuring long-term profitability.

Customer-Centric Approach. Our customers are at the heart of everything we do. We are committed to building strong, long-lasting relationships by providing high-quality products, exceptional service, and expert support. Our goal is to be the preferred partner for our customers, helping them succeed in their projects and achieve their business objectives.

Innovation. We recognize the importance of innovation in the building products sector and prioritize it, continually seeking new ways to improve our products, processes, and services to stay ahead of industry trends and meet the demands of a changing market. The most recent example is our introduction of the Toro® family of manufactured stone products. We used our 30 years of market knowledge to formulate a product offering that is well thought out to meet the needs of end use customers and distributors. We painstakingly designed each color family. We honed in on key manufacturing steps to drive quality and consistency then thoughtfully designed packaging to meet the needs of distributors. The end result was a set of products that competes with high-end alternatives in the sector on aesthetics, but for a better value. We expect Toro® to help drive significant organic revenue growth in the next three years.

Our Public Offering and Uplisting on Nasdaq Capital Market

On March 7, 2025, the Company closed its follow-on public offering (the “Public Offering”) of 1,250,000 shares of Common Stock. On March 6, 2025, the Company’s Common Stock began trading on the Nasdaq Capital Market under the symbol “CAPS”.

Brookstone Investment

As described in an 8-K filing with the Securities and Exchange Commission (the “SEC”) on July 17, 2017 (filed under the issuer name of Capstone Therapeutics Corp.), on July 14, 2017, the Company entered into a Securities Purchase, Loan and Security Agreement (the “Brookstone Agreement”) with BP Peptides, LLC (“Brookstone”).

Pursuant to the Brookstone Agreement, Brookstone funded an aggregate of $3,440,000, with net proceeds of approximately $2,074,000, after paying off (a) certain convertible promissory notes dated December 11, 2015 and due July 14, 2017, payable to Biotechnology Value Fund, L.P. and affiliated entities and (b) transaction costs. Of this amount, $1,012,500 went towards the purchase of 18,000 (following a 1 for 750 reduction in the authorized Common Stock in February 2021) newly issued shares of our Common Stock, and $2,427,500 was in the form of a secured loan, due October 15, 2020. On July 14, 2017 Brookstone also purchased 6,722 (following a 1 for 750 reduction in the authorized Common Stock in February 2021) shares of the Company’s Common Stock directly from Biotechnology Value Fund affiliated entities, resulting in ownership of 24,722 shares.

In August 2019 the Company filed a Form 15 and received approval from its shareholders for a 1-for-750 reverse stock split of common shares to reduce the number of authorized common shares to 200,000 and a 1 for 400 reverse stock split of the preferred shares to reduce the number of preferred shares to 2,500. This split brought shareholders of record to below 300 and allowed Capstone to become exempt from standard reporting requirements of the SEC. The Company continues to fully comply with the Alternate Reporting Format guidelines of the OTCQB, which, in part, requires filing of quarterly financial statements and audited annual financial statements.

Building Materials Business

TotalStone, LLC is the Company’s primary operating subsidiary, engaged in distributing masonry stone products for residential and commercial construction across the Midwest and Northeast U.S, under the trade names Instone and Northeast Masonry Distributors (NMD), which has been the Company’s primary business activity since 2020. The Company acquired a controlling interest in TotalStone on April 1, 2020, and, upon completion of the public offering on March 7, 2025, now owns 100% of its equity interests.

TotalStone, LLC (dba “Instone”), a Delaware limited liability company, was formed on October 4, 2006. TotalStone is engaged in the distribution of pre-cast specialty items and thin stone products and related accessories. All of its operations are performed in Illinois, Ohio and New Jersey. Its administrative functions are performed in Massachusetts and Illinois, with its corporate headquarters located in New Jersey. TotalStone services the Northeast and Midwest regions, which comprise 31 states.

TotalStone has a wholly owned subsidiary that is a single member Delaware limited liability company, Northeast Masonry Distributors, LLC (“NMD”, f/k/a NEM Purchaser, LLC), that was formed on September 23, 2019. On November 14, 2019, NEM Purchaser, LLC completed the purchase of Northeast Masonry Distributors, LLC including all of the assets and assumed liabilities, receivables, fixed assets, and other assets. The aggregate purchase price was $6,029,342. Post acquisition, NEM Purchaser LLC changed its name to Northeast Masonry Distributors, LLC. Prior to the acquisition, NMD was engaged in light fabrication and distribution of natural stone products with operations in Plainville, Massachusetts. All of its manufacturing and distribution operations are performed in Massachusetts. Administrative functions are performed in Massachusetts and New Jersey. NMD services the Northeast and Midwest regions, which comprise 31 states.

TotalStone operated under a management agreement with the Company for strategic and financial advisory services. On March 7, 2025, a restructuring was completed, under which all of TotalStone’s outstanding Class B and Class C membership interests were exchanged for 3,782,641 shares of the Company’s Common Stock. Following this exchange, the Company became the sole member of TotalStone. Effective April 1, 2025, the management agreement between TotalStone and the Company was terminated.

In connection with the restructuring, certain TotalStone management warrants were cancelled, and TotalStone’s special preferred interests were exchanged for debt obligations under the Company’s credit agreement with Stream Finance, LLC. TotalStone continues to maintain a revolving credit facility with Berkshire Bank, which provides for up to $14 million in working capital financing.

Other Corporate Actions

In March 2020, the Company and Brookstone amended the Brookstone Agreement to extend the Secured Debt’s maturity to March 31, 2022 and continued deferral of interest payable. As consideration, the Company has provided an option, for a period ending December 31, 2021, to convert all or part of the aggregate outstanding principal amount and any accrued interest of the Secured Debt or exercise of any warrant into Capstone Common Stock at a conversion price range of between $10.00 and $30.00 per share, as determined by an independent valuation at the time of conversion.

In December 2020, Brookstone exercised its option to convert $572,700 of accrued interest and secured debt into 24,900 shares of Capstone Common Stock at an exercise price of $23 per share as supported by independent valuation. With this acquisition, Brookstone owned 54.8% of the Company’s outstanding Common Stock.

In March 2021, the Company and Brookstone amended the Brookstone Agreement to extend the Secured Debt’s maturity to April 1, 2024 (subsequently extended to December 31, 2024) with continued interest deferral on the loan.

In February 2022, the Company legally changed its name from Capstone Therapeutics Corp. to Capstone Holding Corp. reflecting its primary line of business in building products.

In March 2022, Brookstone exercised its option to convert $688,104 of accrued interest and $1,951,260 of secured debt into 78,153 shares of Capstone Common Stock at an exercise price of $24.75 per share as supported by independent valuation. With this acquisition, Brookstone currently owns 77.3% of the Company’s outstanding Common Stock.

In November 2023, Capstone and Brookstone Acquisition Partners XXI, LLC (“Brookstone XXI”), a related entity to the Company’s majority shareholder, agreed to terms of an unsecured promissory note in the amount of $800,000 as part of a 2021 transaction through its Capstone Beta, LLC (“Beta”) subsidiary to own a minority membership interest in Diamond Products Holdings, LLC (“DPH”) valued at $8 million for a $8 million secured note payable to Brookstone Acquisition Partners XXI. The agreed to terms of the $800,000 note were formalized in a note agreement executed on March 31, 2024. The sole assets of DPH consisted of a 95% membership interest in Diamond Products LLC (“Diamond”), a consumer products holding company. The majority membership interests in DPH and Diamond were controlled by Brookstone XXI. The $800,000 unsecured promissory note was triggered when the members of Diamond sold their membership interests to a third party as part of a restructuring and recapitalization transaction of the Diamond operating entities. This $800,000 unsecured promissory note was issued on March 31, 2024. The primary consideration received in the transaction was the release of guarantees of the senior debt of Diamond operating entities. No cash proceeds were received in the transaction. Pursuant to the terms of the Beta and Brookstone XXI $8 million secured note, upon sale or disposition of the membership interests in Diamond, Brookstone XXI’s remaining payments due under the note are limited to cash proceeds received by DPH from the sale, accrued interest and a limited payment guaranty of $800,000 provided by Capstone. Since no cash proceeds were received upon the sale of the Diamond membership interests, the $8 million note payable to Brookstone XXI was forgiven and replaced by the new $800,000 note issued by Capstone resulting in a net $7.2 million gain on extinguishment of debt which offset the $8 million write-off of the investment in DPH. This promissory note of $800,000 plus accrued interest of $240,555 (as of September 30, 2024) has been amended and extended for maturity through June 30, 2026.

In May 2024, the Board authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock, par value $0.0005 per share, of the Company to shareholders of record as of the close of business on May 1, 2024. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $0.0005 per share, of the Company at an exercise price of $5.00 per one one-hundredth of a Preferred Share, subject to adjustment. The terms of the Rights are set forth in a Tax Benefit Preservation Plan (the “Benefit Plan”), dated as of May 1, 2024, between the Company and Computershare Inc., as rights agent.

By adopting the Benefit Plan, the Board is seeking to protect the Company’s ability to use its net operating losses and other tax attributes (collectively, “Tax Benefits”). The Company views its Tax Benefits as highly valuable assets that are likely to inure to the benefit of the Company and its shareholders. The Board believes that it is in the best interests of the Company and its shareholders that the Company provide for the protection of these assets. The final expiration date of the Benefit Plan is April 1, 2027. The Benefit Plan was cancelled per the Master Exchange and Other Transaction Agreement executed on March 3, 2025.

On November 11, 2024, BP Peptides, LLC (a Brookstone entity) and the Company agreed to the terms of the Second Amended and Restated Note, with a principal amount of $700,617.52 and an accrued interest of $101.810.28, at an initial interest rate of 6.0% per annum, to extend the maturity date through June 30, 2026.

Implications of Being an Emerging Growth and a Smaller Reporting Company

We are an “emerging growth company” as defined in Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to: (1) presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus; (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); (3) having reduced disclosure obligations regarding executive compensation; (4) being exempt from the requirements to hold a non-binding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved; and (5) not being required to adopt certain accounting standards applicable to public companies until those standards would otherwise apply to private companies.

Although we are still evaluating our options under the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting obligations that will be available to us so long as we qualify as an emerging growth company, and thus the level of information we provide may be different than that of other public companies. If we do take advantage of any of these exemptions, some investors may find our securities less attractive, which could result in a less active trading market for our Common Stock, and the price of our Common Stock may be more volatile. As an emerging growth company under the JOBS Act, we are permitted to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

We do not intend to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will be subject to all new or revised accounting standards generally applicable to public companies. The decision not to take advantage of the extended transition period is irrevocable.

We could remain an emerging growth company until the earliest to occur of: (1) the end of the fiscal year following the fifth anniversary of this offering; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have taken advantage of reduced disclosure regarding executive compensation arrangements and the presentation of certain historical financial information in this prospectus, and we may choose to take advantage of some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide to our stockholders may be different from what you might get from other public companies in which you hold stock.

We are also a smaller reporting company, as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue taking advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, for so long as we continue to qualify as a non-accelerated filer, we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

Corporate Information

Capstone Holding Corp., formerly known as Capstone Therapeutics Corp. and OrthoLogic Corp., was incorporated in Delaware in 1987 as a domestic corporation, with formal name changes in February 2022 and May 2010, respectively. The Company’s principal executive offices are located at 5141 W. 122nd St. Alsip, IL 60803 and the telephone number is (708) 371-0660.

THE OFFERING

Common Stock offered by the selling stockholder	Up to 4,081,672 shares of our Common Stock, assuming the issuance of 4,081,672 shares issuable upon the conversion of the senior secured convertible note issued pursuant to the Purchase Agreement.

Common Stock outstanding before the offering	5,468,705 shares of Common Stock.

Common Stock to be outstanding after this offering	9,550,377 shares of Common Stock.

Use of proceeds	We will not receive any of the proceeds from the resale by the selling stockholder of the shares of Common Stock issuable upon conversion of the senior secured convertible note. We may use the proceeds from sales of the Convertible Notes (as defined herein) to the selling stockholder for working capital and general corporate purposes. See section entitled “Use of Proceeds”.

Nasdaq Capital Market Trading Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CAPS”.

Dividends	We do not anticipate paying dividends on our Common Stock for the foreseeable future.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 8 before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. We have also identified a number of these factors under the heading “Risk Factors” in our periodic reports we file with the SEC, including our annual report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), which section is incorporated by reference herein. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks related to this offering

The issuance of our common stock to the selling stockholder may cause dilution and the sale of the shares of common stock acquired by the selling stockholder, or the perception that such sales may occur, could cause the price of our common stock to decrease.

The shares of our common stock that may be issued pursuant to conversions of the Convertible Note and the sale of such shares may cause the trading price of our common stock to decrease.

Further, we are not restricted from issuing additional securities in the future, including our common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may receive an additional $7 million gross proceeds from the issuances of further Convertible Notes in the aggregate principal amount of $7,636,919 pursuant to the Purchase Agreement.

The extent we rely on the selling stockholder as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure financing from other sources. If obtaining sufficient financing from the selling stockholder were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our financing needs. Even if we issue further Convertible Notes equal to $7,636,919 (for gross proceeds of $7 million) pursuant to the Purchase Agreement to the selling stockholder, we may still need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, preferred stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

Should the financing we require to sustain our financing needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Management will have broad discretion as to the use of the proceeds from our sale of Common Stock to the selling stockholder under the Purchase Agreement, and such uses may not improve our financial condition or market value.

We currently intend to use the proceeds from any issuance of Convertible Notes pursuant to the Purchase Agreement for general corporate purposes, including working capital. Our management will have broad discretion in the application of such proceeds, including for any of the purposes described in “Use of Proceeds,” and we could spend the proceeds from any issuances of further Convertible Notes pursuant to the Purchase Agreement, if any, in ways our stockholders may not agree with or that do not yield a favorable return, or for corporate purposes that may not improve our financial condition or advance our business objectives. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Stock to decline.

The selling stockholder may choose to sell the shares at prices below the current market price.

The selling stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the shares covered by this prospectus. Sales or other dispositions of the shares below the then-current market prices could adversely affect the market price of our Common Stock.

You may experience future dilution as a result of issuance of the shares, future equity offerings by us and other issuances of our Common Stock or other securities. In addition, the issuance of the shares and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

The shares sold by the selling stockholder will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of our Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. The issuance of the shares or any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

In addition, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share previously paid. In addition, the exercise price of the Warrant may be greater than the price per share previously paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the issuance of the shares and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from the resale of Common Stock offered by the selling stockholder.

On July 29, 2025, the Company entered into the Purchase Agreement with 3i, LP (the “selling stockholder,” or the “Purchaser”), pursuant to which the Company issued to the Purchaser senior secured convertible notes, in the aggregate original principal amount of up to $10,909,885, which are being issued with a 8.34% original issue discount (each, a “Convertible Note”), the first Convertible Note to be issued shall be in the original principal amount of approximately $3,272,966 (the “Convertible Note Financing”).

We may receive up to $10 million in aggregate gross proceeds from sales of the Convertible Notes to the selling stockholder pursuant to the Purchase Agreement, from time to time, if the selling stockholder agrees to purchase and the Company agrees to issue and sell such Convertible Notes, subject to the conditions set forth in the Purchase Agreement. We may use the proceeds from sales of our Convertible Notes to the selling stockholder for acquisition costs and fees, and costs and fees associated with this sale of the Securities, with any remaining proceeds to be available for other working capital and general corporate purposes.

Our expected use of proceeds from sales of the Convertible Notes pursuant to the Purchase Agreement represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including cash flows from operations, the extent and results of our research and development efforts, the anticipated growth of our business, and other factors. We may find it necessary or advisable to use such proceeds for other purposes, and, except as set forth above, we will have broad discretion in the application of such proceeds.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” in our Annual Report, as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Such forward-looking statements include, without limitation, statements regarding:

●	our need for, and our ability to raise, additional equity or debt financing on acceptable terms, if at all;

●	our need to take additional cost reduction measures, cease operations or sell our operating assets, if we are unable to obtain sufficient additional financing;

●	our belief that we have sufficient liquidity to finance normal operations;

●	the options we may pursue in light of our financial condition;

●	the amount of cash necessary to operate our business;

●	general economic conditions;

●	the anticipated future financial performance and business operations of our company; and

●	our ability to retain our core group of personnel.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

DETERMINATION OF OFFERING PRICE

The selling stockholder will offer shares of our Common Stock for sale under this prospectus at prevailing market prices or privately negotiated prices. We cannot currently determine the price or prices at which the shares of Common Stock may be sold by the selling stockholder under this prospectus. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

DILUTION

The issuance of our Common Stock to the selling stockholder pursuant to the conversions of the Convertible Note will have a dilutive impact on our stockholders.

Our net tangible book value represents total tangible assets less total liabilities divided by the number of shares of Common Stock outstanding on March 31, 2025. As of March 31, 2025, we had a historical net tangible book value (deficit) of $(6,952,292), or $(1.34) per share of Common Stock.

After giving effect to the issuance of 4,081,672 shares of our Common Stock to the selling stockholder upon the assumed conversion of the convertible note, in the principal amount of $3,272,966 issued pursuant to the Purchase Agreement, and after deducting estimated offering expenses payable by us, our as-adjusted net tangible book value (deficit) as of March 31, 2025 would have been approximately $(4,280,760), or $(0.46) per share. This represents an immediate increase in net tangible book value of $0.88 per share to existing stockholders and an immediate dilution of $1.20 per share to new investors.

The following table illustrates this per share dilution:

Net tangible book deficit value per share as of March 31, 2025	$(1.34)
Increase in net tangible book deficit value per share attributable to the effects to this offering		$0.88
As-adjusted net tangible book deficit value per share after giving effect to this offering		$(0.46)
Dilution in net tangible book deficit value per share to new investors		$(1.20)

The calculations above are based on 5,190,251 shares of our Common Stock outstanding as of March 31, 2025.

The CONVERTIBLE NOTE Financing

On July 29, 2025, the Company entered into the Purchase Agreement with 3i, LP (the “selling stockholder,” or the “Purchaser”), pursuant to which the Company issued to the Purchaser Senior Secured Convertible Notes, in the aggregate original principal amount of up to $10,909,885, which are being issued with a 8.34% original issue discount (each, a “Convertible Note”), the first Convertible Note to be issued shall be in the original principal amount of approximately $3,272,966 (the “Convertible Note Financing”). The number of shares registered for resale hereunder equals two hundred percent (200%) of the maximum number of shares issuable upon conversion of the note’s principal amount of $3,272,966 and accrued interest of $229,108, based on a fixed conversion price of $1.72 per share. The Company received gross proceeds of $3 million, prior to the deduction of transaction related expenses, from the initial closing.

In connection with the Convertible Note Financing and the Purchase Agreement, on the same day, the Company entered into a Registration Rights Agreement and a Security Agreement with the Purchaser.

Consistent with certain applicable Nasdaq rules, the Company may not issue to the Purchaser more than 1,093,195 shares of its Common Stock (the “Exchange Cap”) under the Purchase Agreement, which number of shares is equal to 19.99% of the shares of the Company’s Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless the Company obtains stockholder approval to issue shares of its Common Stock in excess of such limit in accordance with applicable rules of Nasdaq.

Moreover, the Company may not issue or sell any shares of Common Stock to the Purchaser, which, when aggregated with all other shares of common stock then beneficially owned by the Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the  Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Purchaser beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock, unless such limit is increased by the Purchaser up to a maximum of 9.99%.

The Purchase Agreement provides customary representations, warranties, and covenants of the Company and the Purchaser.

Pursuant to the Registration Rights Agreement, the Company agreed to file a resale registration statement covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC by August 28, 2025 (the “Filing Deadline”), and to use commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC as soon as reasonably practicable following the filing thereof, no later than (i) with respect to the initial registration statement, September 27, 2025; (ii) with respect to an additional registration statement, the forty-fifth (45th) calendar day after the day on which such additional registration statement required to be filed by the Company is initially filed with the SEC; and (iii) with respect to any other subsequent registration statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) sixtieth (60th) calendar day following the date on which such other subsequent registration statement was initially filed by the Company (or the ninetieth (90th) calendar day following the filing thereof if the SEC notifies the Company that the SEC shall “review” such subsequent registration statement), and (B) the fifth (5th) Business Day after the date on which the Company is notified by the SEC that such subsequent registration statement shall not be reviewed or shall not be subject to further review.

Joseph Gunnar & Co., LLC (the “Placement Agent”) acted as the sole sales agent for the Convertible Note Financing. The Company agreed to pay the Placement Agent a cash fee equal to seven percent (7%) of the gross proceeds upon each closing of a drawdown (each, a “Closing”) under the Convertible Note Financing.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder, 3i, LP, or 3i, of any or all of the shares of common stock that may be issued by us to 3i under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The Convertible Note Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with 3i on July 29, 2025, in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, 3i has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means 3i, LP.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of July 31, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering.

We do not know how long the selling stockholder will hold the shares before selling them, and we are not currently aware of any existing agreements, arrangements or understandings between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus by the selling stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 5,468,705 shares of our common stock outstanding on July 29, 2025. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Offered Pursuant to	Maximum Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number	Percent(2)	this Prospectus	Number(3)	Percent(2)
3i, LP(4)	198,915	3.64%	4,081,672	198,915	2.08%

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the selling stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the issuances of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to the selling stockholder to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by the selling stockholder, would cause the selling stockholder’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of common stock are made at a price equal to or greater than $1.00 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 5,468,705 shares of our common stock outstanding as of July 29, 2025.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus, although the selling stockholder is under no obligation to sell any of such shares.

(4)	The business address of 3i, LP is 2 Wooster Street, 2nd Floor, New York, New York 10013. 3i’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling stockholder, 3i, LP, or 3i. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the ordinary shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

3i has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. 3i has informed us that each such broker-dealer will receive commissions from 3i that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder. We also have agreed to reimburse 3i up to $75,000 for the fees and disbursements of its counsel in connection with the offering, payable upon execution of the Purchase Agreement.

We also have agreed to indemnify 3i and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. 3i has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by 3i specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The total expenses for the offering were approximately $328,489.

3i has represented to us that at no time prior to the date of the Purchase Agreement has 3i or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. 3i has agreed that during the term of the Purchase Agreement, neither 3i, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “CAPS.”

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by GBQ Partners LLC, an independent registered public accounting firm. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below  that we filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 15, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on March 11, 2025, April, 1, 2025, June 27, 2025, June 30, 2025, and August 4, 2025; and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 14, 2025.

●	Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule 14A.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Capstone Holding Corp.

Attn: Chief Executive Officer

5141 W. 122nd Street

Alsip, IL 60803

(708) 371-0660

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

For further information with respect to our company and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K, respectively. These filings are available on the SEC’s website at http://www.sec.gov.

4,081,672 Shares of Common Stock

Capstone Holding Corp.

PROSPECTUS

August 11, 2025